Exhibit 99.1

FOR IMMEDIATE RELEASE

Editorial Contacts:
Anne Martino	Bob Richter
NAVTEQ Corporation	for NAVTEQ Corporation
Tel: 312-894-7038	Tel: 212-802-8588
e-M: anne.martino@navteq.com	e-M: bob@richtermedia.com

Investor Relations Contact:

Thomas R. Fox

NAVTEQ Corporation

Tel: 312-894-7500

e-M: investorrelations@navteq.com

NAVTEQ Reports Record Operating Results for the Second Quarter

Chicago, IL – July 20, 2005 – NAVTEQ Corporation (NYSE: NVT), a leading global provider of digital map data for vehicle navigation and location-based solutions, today reported record revenue and operating income for the quarter ended June 26, 2005.

Revenue in the quarter rose 27% over the second quarter of 2004 to $122.8 million.  Operating income grew 51% over the year-ago period to $37.4 million.  Net income was up 65% in the quarter to $25.3 million, compared with $15.3 million in the prior year’s second quarter.   Diluted earnings per share for the second quarter grew 62% to $0.27, compared with $0.17 in the prior year’s second quarter.

For the first six months of 2005, revenue was $227.5 million, which represented growth of 29% over the same period in 2004.  Year-to-date operating income grew 53% to $62.3 million.  Net income was up 68% for the first six months of 2005 to $42.0 million, compared with $25.0 million for the same period in 2004.  Year-to-date diluted earnings per share rose 64% to $0.45, compared with $0.27 for the first six months of 2004.

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“Our second quarter and year-to-date financial results point to another strong year for navigation and location-based products and services,” said Judson Green, President and Chief Executive Officer of NAVTEQ.  “We are excited about the many opportunities we see for GPS technology around the world.  As our customers continue to innovate with their products and services, we continue to invest in the coverage, content and technology initiatives that will meet their evolving needs.”

Revenue from NAVTEQ’s European operations totaled $82.0 million in the quarter, up 23% from $66.6 million in the second quarter of 2004.  North American revenue was $40.8 million in the quarter, a 36% increase over the $30.0 million posted in the second quarter of 2004.

Cash and marketable securities totaled $135.2 million at June 26, 2005.  Net cash provided by operating activities for the first six months of 2005 was $42.5 million.

Earnings Call Information

The information for the company’s earnings release conference call is as follows:

When:	Wednesday, July 20, 2005 at 5:00 PM ET
Where:	http://investor.navteq.com
How:	Log on to the web at the URL above or call to listen in at 800-798-2801 (North America) or 617-614-6205 (international), passcode 12712777
Contact:	investorrelations@navteq.com

The company will provide a telephone replay of the conference call at 888-286-8010 (North America) or 617-801-6888 (international), passcode 33755154.  The telephone replay will be accessible from 7:00 PM ET Wednesday, July 20, 2005 through 11:59 PM ET on Wednesday, July 27, 2005.  An on-demand replay of the conference call will also be available online at investor.navteq.com until July 20, 2006.

This document may include certain “forward-looking statements” within the meaning of the

Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in NAVTEQ’s Registration Statement on Form S-3 and the form of the prospectus contained therein, as amended, as filed with the Securities and Exchange Commission.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors.  NAVTEQ does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About NAVTEQ

NAVTEQ is a leading provider of comprehensive digital map information for automotive navigation systems, mobile navigation devices, Internet-based mapping applications, and government and business solutions.  NAVTEQ creates the digital maps and map content that power navigation and location-based services solutions around the world. The Chicago-based company was founded in 1985 and has approximately 1,600 employees located in 122 offices in 21 countries.

NAVTEQ is a trademark in the U.S. and other countries.

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NAVTEQ CORPORATION

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Quarter Ended		Six Months Ended
	June 27,	June 26,	June 27,	June 26,
	2004	2005	2004	2005

Net revenue	$96,600	122,832	176,065	227,529

Operating costs and expenses:
Database creation and distribution costs	44,539	54,050	84,974	102,003
Selling, general, and administrative expenses	27,216	31,340	50,312	63,253

Total operating costs and expenses	71,755	85,390	135,286	165,256

Operating income	24,845	37,442	40,779	62,273

Other income (expense)	(184)	837	(389)	1,438

Income before income taxes	24,661	38,279	40,390	63,711

Income tax expense	9,338	13,015	15,348	21,662

Net income	$15,323	25,264	25,042	42,049

Earnings per share of common stock –
Basic	$0.18	0.28	0.29	0.47
Diluted	$0.17	0.27	0.27	0.45

Weighted average shares of common stock outstanding –
Basic	86,495	89,773	85,337	89,199
Diluted	91,916	93,854	91,522	93,678

NAVTEQ CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	Dec. 31,	June 26,
	2004	2005
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$30,101	47,731
Short-term marketable securities	45,650	37,038
Accounts receivable, net	56,582	79,562
Deferred income taxes	50,696	47,574
Prepaid expenses and other current assets	8,348	10,535

Total current assets	191,377	222,440

Property and equipment, net	18,220	17,023
Capitalized software development costs, net	26,243	26,256
Long-term deferred income taxes, net	92,069	73,944
Long-term marketable securities	27,280	50,418
Deposits and other assets	9,519	10,849

Total assets	$364,708	400,930

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,962	10,306
Accrued payroll and related liabilities	28,054	22,681
Other accrued expenses	20,609	23,923
Deferred revenue	31,165	37,831

Total current liabilities	93,790	94,741

Fair value of foreign currency derivative	21,616	8,736
Long-term deferred revenue	13,342	7,989
Other long-term liabilities	3,142	2,179

Total liabilities	131,890	113,645

Stockholders’ equity	232,818	287,285

Total liabilities and stockholders’ equity	$364,708	400,930

NAVTEQ CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended
	June 27,	June 26,
	2004	2005

Cash flows from operating activities:
Net income	$25,042	42,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,948	10,277
Deferred income taxes	12,608	18,230
Stock compensation expense	1,526	4,819
Noncash other	1,687	5,429
Changes in operating assets and liabilities	8,025	(38,338)

Net cash provided by operating activities	55,836	42,466

Cash flows from investing activities:
Acquisition of property and equipment	(5,092)	(2,532)
Capitalized software development costs	(5,697)	(6,128)
Net purchases of marketable securities	—	(15,053)
Purchase of investment	—	(500)
Cash on deposit with affiliate, net	3,244	—

Net cash used in investing activities	(7,545)	(24,213)

Cash flows from financing activities:
Issuance of common stock and other equity transactions	693	2,667
Dividends paid	(47,159)	—

Net cash provided by (used in) financing activities	(46,466)	2,667

Effect of exchange rate changes on cash	(67)	(3,290)

Net increase in cash and cash equivalents	1,758	17,630

Cash and cash equivalents at beginning of period	1,982	30,101

Cash and cash equivalents at end of period	$3,740	47,731